[FORM OF SUBORDINATED REGISTERED NOTE]

If the registered owner of this Note is The Depository Trust Company or a nominee thereof, this Note is a Global Security and the following legends are applicable: THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation, to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT, IS NOT AN OBLIGATION OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA CORPORATION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

REGISTERED                                                    $_______________
NUMBER R-______

Common Code No. _____________                                 CUSIP __________
ISIN ________________________
                                           SEE REVERSE FOR CERTAIN DEFINITIONS
                                                     AND ADDITIONAL PROVISIONS


                           BANK OF AMERICA CORPORATION

                       ______% SUBORDINATED NOTE, DUE ____

     BANK OF AMERICA CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Corporation," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to________________ ______________________________________________________________________________,
or registered assigns, the principal sum of _________________________ DOLLARS(1) on _____________________, 19___,(2) and to pay interest on said principal sum, semi-annually(3) in

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     (1) This form provides for Notes denominated in, and principal and interest payable in, United States dollars. The form, as used, may be modified to provide, alternatively, for Notes denominated in, and principal and interest and other amounts, if any, payable in a foreign currency or currency unit, with the specific terms and provisions, including any limitations on the issuance of Notes in such currency, additional provisions regarding paying and other agents and additional provisions regarding the calculation and payment of such currency, set forth therein.
     (2) This form provides for Notes that will mature only on a specified date. If the maturity of Notes of a series may be renewed at the option of the holder, or extended at the option of the
                                                               (continued...)

arrears on ____________________ and ___________________ of each year, commencing
__________________________, at the rate of ___% per annum(4), from the
____________ or ____________, as the case may be, next preceding the date of this Note to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Note, or unless no interest has been paid on the Notes, in which case from ________________________, until payment of such principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after a record date for the Notes (which shall be the close of business on the [last] [fifteenth] day of the calendar month next preceding an interest payment date) and before the next succeeding interest payment date, this Note shall bear interest from such interest payment date; provided, however, that if the Corporation shall default in the payment of interest due on such interest payment date, then this Note shall bear interest from the next preceding interest payment date to which interest has been paid, or, if no interest has been paid on the Notes, from __________________. The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in such Indenture, be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered at the close of business on the record date for such interest payment date. The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the office or agency of the Corporation in __________________ or such other places that the Corporation shall designate as provided in such Indenture; provided, however, that interest may be paid, at the option of the Corporation, by check mailed to the person entitled thereto at his address last appearing on the Security Register of the Corporation relating to the Notes. Any interest not punctually paid or duly provided for shall be payable as provided in such Indenture.(5)

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     (2)(...continued)
Corporation, the form, as used, will be modified to provide for additional terms relating to such renewal or extension, as the case may be, including the period or periods for which the maturity may be renewed or extended, as the case may be, changes in the interest rate, if any, and requirements for notice.
     (3) This form provides for semi-annual interest payments. The form, as used, may be modified to provide, alternatively, for annual, quarterly or other periodic interest payments.
     (4) This form provides for interest at a fixed rate. The form, as used, may be modified to provide, alternatively, for interest at a variable rate or rates, with the method of determining such rate set forth therein.
     (5) This form does not contemplate the offer of Notes to United States Aliens (for United States federal income tax purposes). If Notes are offered to United States Aliens, the form of Note, as used, may be modified to provide for the payment of additional amounts to such United States Aliens or, if applicable, the redemption of such Notes in lieu of payment of such additional amounts.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee or an authenticating agent on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under such Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed by manual or facsimile signature under its corporate seal or a facsimile thereof.

                                       BANK OF AMERICA CORPORATION
Attest:
________________________               By:_________________________
_________ Secretary                        [Title:                ]


[CORPORATE SEAL]



Dated

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                       THE BANK OF NEW YORK, as Trustee,


Dated:_____________________            [By:___________________________________,
                                           as Authenticating Agent]


                                       By:_____________________________________
                                           Authorized Signatory

                             [Reverse Side of Note]

                           BANK OF AMERICA CORPORATION
                    ______% SUBORDINATED NOTE, DUE __________

     This Note is one of a duly authorized series of Securities of the Corporation unlimited in aggregate principal amount issued and to be issued under an Indenture dated as of January 1, 1995 (herein called the "Indenture") between the Corporation and The Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Indenture dated as of August 28, 1998, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Corporation, the Trustee and the holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is also one of the Notes designated as the Corporation's _____% Subordinated Notes, due __________ (herein called the "Notes"), initially in the principal amount of $__________. The amount of Notes of this series may be increased at any time. [The Trustee initially shall act as Security Registrar, Authenticating and Paying Agent in connection with the Notes.]

     THE INDEBTEDNESS OF THE CORPORATION EVIDENCED BY THE NOTES, INCLUDING THE PRINCIPAL THEREOF AND INTEREST THEREON, IS, TO THE EXTENT AND IN THE MANNER SET FORTH IN THE INDENTURE, SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO ITS OBLIGATIONS TO HOLDERS OF SENIOR INDEBTEDNESS, AS DEFINED IN THE INDENTURE, AND EACH HOLDER OF THE NOTES, BY THE ACCEPTANCE THEREOF, AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS OF THE INDENTURE.

     [Except as otherwise provided herein,] the Notes of this series are not subject to redemption at the option of the Corporation or repayment at the option of the holder prior to maturity.(6)

     [The provisions of Article Fourteen of the Indenture do not apply to Securities of this series.]

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Corporation relating to the Notes, upon surrender of this Note for registration of transfer at the office or agency of the Corporation designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written


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     (6) This form provides for Notes that are not subject to redemption at the option of the Corporation or repayment at the option of the holder. The form, as used, may be modified to provide, alternatively, for redemption at the option of the Corporation or repayment at the option of the holder, with the terms and conditions of such redemption or repayment, as the case may be, including provisions regarding sinking funds, if applicable, redemption prices and notice periods, set forth therein.

instrument of transfer in form satisfactory to the Corporation and the Trustee or the Security Registrar duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only as registered Notes without coupons in the denominations of $______ and any integral multiple in excess thereof. As provided in the Indenture, and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the holder surrendering the same.

     If any interest payment date or maturity date for a Note falls on a day that is not a Business Day, the interest payment date or maturity date will be the following day that is a Business Day and the payment of interest or principal will be made on such next Business Day as if it were made on the date such payment was due and no additional interest will accrue on the amount so payable for the period from and after such interest payment date or maturity date.

     No service charge will be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment for registration of transfer of this Note, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the person in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

     If an Event of Default (defined in the Indenture as certain events involving the bankruptcy of the Corporation) shall occur with respect to the Notes, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. THERE IS NO RIGHT OF ACCELERATION PROVIDED IN THE INDENTURE IN CASE OF A DEFAULT IN THE PAYMENT OF INTEREST OR THE PERFORMANCE OF ANY OTHER COVENANT BY THE CORPORATION.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the holders of the Notes under the Indenture at any time by the Corporation with the consent of the holders of not less than 66-2/3% in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding issued under the Indenture and affected by such amendment and modification. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding issued under the Indenture and affected thereby, on behalf of the holders of all such Securities, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Corporation or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     The Notes of this series shall be dated the date of their authentication.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     If the Notes are to be issued and outstanding pursuant to a book-entry system, the following paragraph is applicable: The Notes are being issued by means of a book-entry system with no physical distribution of certificates to be made except as provided in the Indenture. The book-entry system maintained by The Depository Trust Company ("DTC") will evidence ownership of the Notes, with transfers of ownership effected on the records of DTC and its participants pursuant to rules and procedures established by DTC and its participants. The Corporation will recognize Cede & Co., as nominee of DTC, while the registered owner of the Notes, as the owner of the Notes for all purposes, including payment of principal and interest, notices and voting. Transfer of principal and interest to participants of DTC will be the responsibility of DTC, and transfer of principal and interest to beneficial owners of the Notes by participants of DTC will be the responsibility of such participants and other nominees of such beneficial owners. [So long as the book-entry system is in effect, the selection of any Notes to be redeemed will be determined by DTC pursuant to rules and procedures established by DTC and its participants.] The Corporation will not be responsible or liable for such transfers or payments or for maintaining, supervising or reviewing the records maintained by DTC, its participants or persons acting through such participants.

     If the Notes may be settled through depositories located in Europe, the following paragraph is applicable: Transfers of Notes in Europe may be effected through the facilities of Cedelbank, societe anonyme, and Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system, in accordance with the rules and procedures established by such depositories.

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     The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   --  as tenants in common
TEN ENT   --  as tenants by the entireties
JT TEN    --  as joint  tenants with right of  survivorship  and not as tenants in common

UNIF GIFT MIN ACT -- _________ Custodian _________
                      (Cust)               (Minor)
                      under Uniform Gifts to Minors
                      Act __________(State)

    Additional abbreviations may also be used though not in the above list.

                                  ----------

  FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

      PLEASE INSERT SOCIAL SECURITY OR
 OTHER IDENTIFYING NUMBER OF ASSIGNEE
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________________________________________________________________________________
(Name and Address of Assignee, including zip code, must be printed or typewritten.)


______________________________________________________________________the within
Note, and all rights thereunder, hereby irrevocably constituting and appointing


________________________________________________________________________Attorney
to transfer said Note on the books of the Corporation, with full power of substitution in the premises.

Dated:_____________________


                                     _______________________________________

     NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.


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